Exhibit 99.5

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial data reflects Atlas Energy, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to (A) Atlas Resource Partners, L.P.’s (NYSE: ARP; “ARP”) acquisitions of (i) certain assets from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million common limited partner units in a private placement to partially fund the purchase price, (ii) certain proved reserves and associated assets from Titan Operating, L.L.C. (“Titan”) on July 25, 2012 for 3.8 million of its common limited partner units and 3.8 million convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, and (iii) DTE Gas Resources, LLC (“DTE”) for gross cash consideration of $257.4 million funded with borrowings on the revolving and term loan credit facilities and (B) (i) Atlas Pipeline Partners, L.P.’s (NYSE: APL; “APL”) acquisition of Cardinal Midstream, LLC (“Cardinal”) of 100% of the equity interests in three wholly-owned subsidiaries (the “Cardinal Acquisition”), which includes a 60% interest in a joint venture, known as Centrahoma Processing, LLC (“Centrahoma”). (The remaining 40% interest in Centrahoma is owned by MarkWest Oklahoma Gas Company, LLC, (“MarkWest”), a wholly-owned subsidiary of MarkWest Energy Partners, L.P. (NYSE: MWE; “MWE”); (ii) the related issuance of 10.5 million of APL’s common limited partner units in a public offering to partially fund the purchase; (iii) the related issuance of $175.0 million of 6.625% senior unsecured notes due on October 1, 2020 (“6.625% Senior Notes”) to partially fund the purchase; and (iv) borrowings on the revolving credit facility to partially fund the purchase. The estimated adjustments to effect the acquisitions are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated combined statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011 assume the following transactions had occurred as of January 1, 2011. In addition, the pro forma consolidated balance sheet data as of September 30, 2012 reflects the following transactions as if they occurred on September 30, 2012:

•

the acquisition from Carrizo for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts, which was funded through (i) the private placement of 6,027,945 ARP common units at a negotiated purchase price of $20.00 per unit and (ii) borrowings of $67.5 million under ARP’s revolving credit facility;

•

the acquisition of Titan for 3.8 million ARP common units and 3.8 million ARP convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, which was funded through borrowings under the ARP’s revolving credit facility;

•

the sale of 7.9 million of ARP’s common units for net proceeds of $174.5 million, the net proceeds of which were used to repay borrowings under ARP’s revolving credit facility prior to funding the cash consideration for the DTE acquisition;

•

the DTE acquisition for gross cash consideration of $257.4 million, including $2.4 million of adjustments for working capital, which was funded through borrowings of $179.8 million from ARP’s revolving credit facility and $77.6 from ARP’s term loan credit facility.

•

the Cardinal acquisition for $598.3 million in cash, which was partially funded through (i) the issuance of 10.5 million of APL’s common limited partner units in a public offering; (ii) the issuance of $175.0 million of 6.625% Senior Notes; and (iii) borrowings under APL’s revolving credit facility.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated combined financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

In February 2012, the board of directors of the Partnership’s General Partner (“the Board”) approved the formation of ARP as a newly created exploration and production master limited partnership and the related transfer of substantially all of the Partnership’s exploration and production assets to ARP on March 5, 2012. The Board also approved the distribution of approximately 5.24 million ARP common units to the Partnership’s unitholders, which were distributed on March 13, 2012 using a ratio of 0.1021 ARP limited partner units for each of the Partnership’s common units owned on the record date of February 28, 2012. The distribution of ARP limited partner units represented approximately 20% of the common limited partner units outstanding at March 13, 2012.

On February 17, 2011, the Partnership acquired its exploration and production assets (the “Transferred Business”) from Atlas Energy, Inc. (“AEI”), the former owner of the Partnership’s general partner. Upon its acquisition, management of the Partnership determined that the acquisition constituted a transaction between entities under common control. In comparison to the acquisition method of accounting, whereby the purchase price for the asset acquisition would have been allocated to identifiable assets and liabilities of the Transferred Business with any excess treated as goodwill, transfers between entities under common control require that assets and liabilities be recognized by the acquirer at historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital. Also, in comparison to the acquisition method of accounting, whereby the results of operations and the financial position of the Transferred Business would have been included in the Partnership’s consolidated combined financial statements from the date of acquisition, transfers between entities under common control require the acquirer to reflect the effect of the assets acquired and liabilities assumed and the related results of operations at the beginning of the period during which it was acquired and retrospectively adjust its prior year financial statements to furnish comparative information. As such, the Partnership reflected the impact of the acquisition of the Transferred Business on its consolidated combined financial statements in the following manner:

•

Recognized the assets acquired and liabilities assumed from the Transferred Business at their historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital; and

•

Retrospectively adjusted its consolidated combined financial statements for any date prior to February 17, 2011, the date of the Transferred Business acquisition, to reflect its results on a consolidated combined basis with the results of the Transferred Business as of or at the beginning of the respective period. The Transferred Business’ historical financial statements prior to the date of acquisition do not reflect general and administrative expenses and interest expense. The Transferred Business was not managed by AEI as a separate business segment and did not have identifiable labor and other ancillary costs. The general and administrative and interest expenses of AEI prior to the date of acquisition, including the exploration and production business segment, related primarily to business activities associated with the business sold by AEI to Chevron Corporation in February 2011 and not activities related to the Transferred Business.

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2012

(in thousands)

(Unaudited)

	Historical	Historical DTE	Historical Cardinal (k)	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,255	$—	$—	$268,213	(a)	$29,819
				(10,764	)(b)
				(257,449	)(d)
				610,386	(l)
				(613,822	)(m)

Accounts receivable	139,279	7,571	—	19,618	(m)	166,468
Current portion of derivative asset	32,738	—	—	—		32,738
Subscriptions receivable	8,495	—	—	—		8,495
Prepaid expenses and other	17,956	2,972	70	4,763	(l)	25,977
				216	(m)

Total current assets	231,723	10,543	70	21,161		263,497

PROPERTY, PLANT AND EQUIPMENT, NET	2,825,201	336,609	295,674	(73,629	)(c)	3,384,036
				181	(m)

INTANGIBLE ASSETS, NET	106,861	—	107,530	—		214,391
INVESTMENT IN JOINT VENTURE	85,714	—	—	—		85,714
GOODWILL, NET	31,784	—	310,904	—		342,688
LONG-TERM DERIVATIVE ASSET	22,339	—	—	—		22,339
OTHER ASSETS, NET	59,744	329	1,063	7,264	(b)	68,428
				28	(m)

	$3,363,366	$347,481	$715,241	$(44,995)		$4,381,093

LIABILITIES AND PARTNERS’ CAPITAL/EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$11,103	$—	$—	$341	(m)	$11,444

Accounts payable	102,176	13,365	—	15,826	(m)	131,367
Liabilities associated with drilling contracts	5,550	—	—	—		5,550
Accrued producer liabilities	71,884	—	—	—		71,884
Current portion of derivative liability	280	—	—	—		280
Current portion of derivative payable to Drilling Partnerships	13,363	—	—	—		13,363
Accrued interest	9,834	—	—	—		9,834
Accrued well drilling and completion costs	50,169	—	—	—		50,169
Payable to DTE	—	157,281	—	(157,281	)(c)	—
Accrued liabilities	78,757	—	207	464	(m)	79,428

Total current liabilities	343,116	170,646	207	(140,650)		373,319

LONG-TERM DEBT, LESS CURRENT PORTION	997,510	—	—	93,742	(a)	1,394,398
				302,542	(l)
				604	(m)
LONG-TERM DERIVATIVE LIABILITY	4,051	—	—	—		4,051
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	4,483	—	—	—		4,483
DEFERRED INCOME TAXES, NET	—	—	30,082	—		30,082
ASSET RETIREMENT OBLIGATIONS AND OTHER	62,300	3,038	—	—		65,338
COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL/EQUITY:
Common limited partners’ interests	454,725	—	—	(1,705	)(b)	451,361
				(1,659	)(m)

Equity	—	173,797	598,302	83,652	(c)	—
				(257,449	)(d)
				(598,302	)(m)

Accumulated other comprehensive income	4,490	—	—	—		4,490

	459,215	173,797	598,302	(775,463)		455,851
Non-controlling interests	1,492,691	—	86,650	174,471	(a)	2,053,571
				(1,795	)(b)
				312,607	(l)
				(13,713	)(m)
				2,660	(m)

Total partners’ capital/equity	1,951,906	173,797	684,952	(301,233)		2,509,422

	$3,363,366	$347,481	$715,241	$(44,995)		$4,381,093

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands)

(Unaudited)

		Historical	Historical	Historical	Historical
	Historical	Carrizo	Titan	DTE	Cardinal	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$61,323	$6,878	$9,733	$38,217	$—	$—		$116,151
Well construction and completion	92,277	—	—	—	—	—		92,277
Gathering and processing	859,429	—	—	—	44,418	162,453	(n)	1,066,300
Administration and oversight	8,586	—	—	—	—	—		8,586
Well services	15,344	—	—	—	—	—		15,344
Gain (loss) on mark-to-market derivatives	36,905	—	(1,477)	—	—	—		35,428
Other, net	8,575	—	67	(187)	21	—		8,476

Total revenues	1,082,439	6,878	8,323	38,030	44,439	162,453		1,342,562

COSTS AND EXPENSES:
Gas and oil production	16,247	4,278	3,988	15,584	—	—		40,097
Well construction and completion	79,882	—	—	—	—	—		79,882
Gathering and processing	710,470	—	—	—	12,229	162,453	(n)	885,152
Well services	7,076	—	—	—	—	—		7,076
General and administrative	108,846	—	1,532	5,689	4,022	—		120,089
Chevron transaction expense	7,670	—	—	—	—	—		7,670
Depreciation, depletion and amortization	99,563	—	10,170	16,460	12,987	4,118	(e)	148,250
						52	(f)
						4,900	(o)

Total costs and expenses	1,029,754	4,278	15,690	37,733	29,238	171,523		1,288,216

OPERATING INCOME (LOSS)	52,685	2,600	(7,367)	297	15,201	(9,070)		54,346
Interest expense	(30,630)	—	(1,520)	(4,464)	(2,487)	(413	)(g)	(57,761)
						(4,074	)(h)
						(234	)(i)
						(5,463	)(j)
						2,487	(p)
						(10,555	)(q)
						(408	)(r)

Loss on asset sales and disposal	(7,019)	—	—	—	—	—		(7,019)
Non-operating income	—	—	—	—	2,011	—		2,011

NET INCOME (LOSS) BEFORE TAX	15,036	2,600	(8,887)	(4,167)	14,725	(27,730)		(8,423)
Income tax expense benefit	—	—	—	—	200	1,766	(s)	1,966

NET INCOME (LOSS)	15,036	2,600	(8,887)	(4,167)	14,925	(25,964)		(6,457)
(Income) loss attributable to non-controlling interests	(52,574)	—	—	—	(1,078)	15,392	(t)	(41,257)
						1,317	(o)
						(4,314	)(u)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$(37,538)	$2,600	$(8,887)	$(4,167)	$13,847	$(13,569)		$(47,714)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:

Basic	$(0.73)							$(0.93)

Diluted	$(0.73)							$(0.93)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	51,316							51,316

Diluted	51,316							51,316

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

(Unaudited)

	Historical	Historical Carrizo	Historical Titan	Historical DTE	Historical Cardinal	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$66,979	$47,118	$30,886	$38,724	$—	$—		$183,707
Well construction and completion	135,283	—	—	—	—	—		135,283
Gathering and processing	1,329,418	—	—	—	37,668	209,055	(n)	1,576,141
Administration and oversight	7,741	—	—	—	—	—		7,741
Well services	19,803	—	—	—	—	—		19,803
Loss on mark-to-market derivatives	(20,453)	—	—	—	—	—		(20,453)
Other, net	31,803	—	327	(584)	(168)	—		31,378

Total revenues	1,570,574	47,118	31,213	38,140	37,500	209,055		1,933,600

COSTS AND EXPENSES:
Gas and oil production	17,100	13,936	5,330	14,850	—	—		51,216
Well construction and completion	115,630	—	—	—	—	—		115,630
Gathering and processing	1,123,051	—	—	—	10,604	209,055	(n)	1,342,710
Well services	8,738	—	—	—	—	—		8,738
General and administrative	80,584	—	2,556	8,438	4,243	—		95,821
Depreciation, depletion and amortization	109,373	—	26,527	18,038	14,756	23,165	(e)	201,162
						210	(f)
						9,093	(o)
Asset impairment	6,995	—	196,835	—	—	—		203,830

Total costs and expenses	1,461,471	13,936	231,248	41,326	29,603	241,523		2,019,107

OPERATING INCOME (LOSS)	109,103	33,182	(200,035)	(3,186)	7,897	(32,468)		(85,507)
Interest expense	(38,394)	—	(2,055)	(6,468)	(3,117)	(1,650	)(g)	(76,922)
						(5,986	)(h)
						(468	)(i)
						(7,284	)(j)
						3,117	(p)
						(14,073	)(q)
						(544	)(r)

Loss on early extinguishment of debt	(19,574)	—	—	—	—	—	(19,574)
Gain (loss) on asset sales	256,292	—	—	—	(1,634)	—	254,658
Non-operating income	—	—	—	—	14	—	14

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	307,427	33,182	(202,090)	(9,654)	3,160	(59,356)	72,669
Income tax benefit (expense)	—	—	—	—	(1,046)	2,355 (s)	1,309

INCOME (LOSS) FROM CONTINUING OPERATIONS	307,427	33,182	(202,090)	(9,654)	2,114	(57,001)	73,978
DISCOUNTED OPERATIONS:
Loss on discounted operations	(81)	—	—	—	—	—	(81)

NET INCOME (LOSS)	307,346	33,182	(202,090)	(9,654)	2,114	(57,001)	73,897
(Income) loss attributable to non-controlling interests	(257,643)	—	—	—	1,376	1,729 (o)	(247,641)
						6,897 (u)

INCOME (LOSS) AFTER NON-CONTROLLING INTERESTS	49,703	33,182	(202,090)	(9,654)	3,490	(48,375)	(173,744)
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011)	(4,711)	—	—	—	—	—	(4,711)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$44,992	$33,182	$(202,090)	$(9,654)	$3,490	$(48,375)	$(178,455)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$0.91						$(3.70)

Diluted	$0.88						$(3.70)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	48,235						48,235

Diluted	49,694						48,235

ATLAS ENERGY, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect the net proceeds of (i) $174.5 million net of $7.3 million of transaction costs, from the public offering of 7.9 million of ARP’s common limited partner units to investors at a net offering price per unit of $22.09 (net of $0.92 per unit for underwriters’ discount and fees) and (ii) net borrowings of $75.4 million under ARP’s term loan credit facility and $18.3 million under ARP’s revolving credit facility.

(b)	To reflect the partial application of the $268.2 million of net proceeds from the public offering of ARP common limited partner units and borrowings under ARP’s term loan credit facility and revolving credit facility for (i) the payment of $7.3 million of term loan credit facility and revolving credit facility fees and other transaction costs, which will be amortized over the remaining term of ARP’s respective debt instrument and (ii) the payment of costs of $3.5 million related to the DTE acquisition, which are expensed as incurred and allocated between common limited partners’ interests and non-controlling interests.

(c)	To reflect the preliminary purchase price allocation of the DTE acquisition. Due to the recent date of the DTE acquisition, the purchase price allocation for the assets acquired and liabilities assumed is based upon estimated fair values, which are subject to adjustment and could change significantly as ARP continues to evaluate this preliminary allocation.

(d)	To reflect ARP’s consummation of the DTE acquisition through the transfer to DTE of cash consideration of $257.4 million.

(e)	To reflect ARP’s incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(f)	To reflect ARP’s incremental accretion expense related to $3.9 million of asset retirement obligations on oil and natural gas properties acquired.

(g)	To reflect ARP’s adjustment to interest expense to finance the $67.5 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of assets from Carrizo based on the interest rate of 2.5%.

(h)	To reflect ARP’s amortization of deferred financing costs incurred as a result of the Carrizo and DTE Acquisitions related to ARP’s revolving credit facility and term loan credit facility over the remainder of the respective terms.

(i)	To reflect ARP’s adjustment to interest expense to finance the $18.8 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of Titan based on the interest rate of 2.5%.

(j)	To reflect ARP’s adjustment to interest expense resulting from borrowings of $75.4 million under ARP’s term loan credit facility and $18.3 million under ARP’s revolving credit facility, both of which were used by ARP to finance the DTE acquisition and related acquisition and financing costs, at a current interest rate of approximately 7.8%.

(k)	To reflect the preliminary purchase price allocation of the Cardinal Acquisition. Due to the recent date of the Cardinal Acquisition, the purchase price allocation for the assets acquired and liabilities assumed is based upon estimated fair values, which are subject to adjustment and could change significantly as APL continues to evaluate this preliminary allocation.

(l)	To reflect (i) $312.6 million net proceeds from APL’s public offering of 10.5 million common units at a negotiated price of $31.00 per unit; (ii) the private placement of $175.0 million of 6.625% APL senior notes due October 1, 2020 at a premium of 103% for $176.5 million proceeds net of $3.7 million finance costs; (iii) $122.3 million of borrowings under APL’s $600.0 million senior secured revolving credit facility; and (iv) $1.1 million deferred finance costs related to an amendment of APL’s revolving credit facility; all of which were related to the financing of the Cardinal Acquisition.

(m)	To reflect (i) the consummation of the Cardinal Acquisition for net cash consideration of $598.3 million, plus (ii) $0.1 million of purchase price adjustments for working capital, net of cash received; and (iii) the payment of $15.4 million of acquisition related costs, which are expensed as incurred and allocated between common limited partners’ interests and non-controlling interests.

(n)	To reclassify natural gas and liquids costs associated to the Cardinal Acquisition revenues. Based upon APL’s portfolio of contracts, APL expects to report the revenues and costs under the acquired contracts on a gross basis. Under guidance in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 605 – Revenue Recognition, the Partnership presents APL sales of natural gas, NGLs and condensate and the related cost of goods sold as gross values on its consolidated combined statements of operations, based upon the assessment that APL acts as a “Principal” as defined by the ASC; while Cardinal presented revenues net of costs based upon the assessment that Cardinal acted as an “Agent”, as defined by the ASC. There is no impact on the reported income from continuing operations as a result of this adjustment.

(o)	To reflect APL’s incremental depreciation and amortization expense related to fair value assessment of the assets acquired from Cardinal, including a fair value assessment of the non-controlling interest in the property, plant and equipment and intangible assets.

(p)	To reflect APL’s adjustment to interest expense for Cardinal’s repayment of debt from the net proceeds received on the sale of assets.

(q)	To reflect APL’s adjustment to interest expense to partially finance the Cardinal Acquisition with the issuance of $175.0 million of 6.625% APL Senior Notes and the additional borrowings of $122.3 on APL’s revolving credit facility at an interest rate of 2.46%, less the accretion of the $5.3 million premium received on the issuance of the 6.625% APL Senior Notes.

(r)	To reflect APL’s amortization of deferred financing costs incurred related to (i) APL’s issuance of the 6.625% APL Senior Notes; and (ii) the amendment to APL’s revolving credit facility to provide for the Cardinal Acquisition to be a permitted investment and for Centrahoma to not be required to be a guarantor nor provide a security interest in its assets.

(s)	To reflect APL’s income tax impact of the incremental depreciation and amortization expense recognized related to APL Arkoma, Inc., (previously known as Cardinal Arkoma, Inc.), a corporate subsidiary acquired through the Cardinal Acquisition.

(t)	To reflect the adjustment of non-controlling interests in the net income (loss) of ARP as a result of the pro forma statement of operations adjustments previously noted. The allocation of ARP net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests subsequent to the transfer of assets to ARP on March 5, 2012, as well as required minimum distributions to preferred limited partners.

(u)	To reflect the adjustment of non-controlling interests in the net income (loss) of APL as a result of the pro forma statement of operations adjustments previously noted. The allocation of APL net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests in APL.